Exhibit 99.1

Power Integrations Reports Record Quarterly Revenues and Earnings

Revenues increased 18 percent year-over-year to a record $91.7 million; non-GAAP earnings grew 45% year-over-year to a record $0.71 per diluted share; GAAP earnings were $0.54 per diluted share

Cash flow from operations was $29.0 million; company raises quarterly dividend by 25 percent to 10 cents per share effective Q1 2014

SAN JOSE, Calif.--(BUSINESS WIRE)--October 30, 2013--Power Integrations (Nasdaq: POWI) today announced financial results for the quarter ended September 30, 2013. Net revenues for the quarter were $91.7 million, up four percent from the prior quarter and 18 percent from the third quarter of 2012. GAAP net income for the quarter was $16.7 million or $0.54 per diluted share, compared with income of $0.45 per diluted share in the prior quarter and a net loss of $1.54 per share in the third quarter of 2012. GAAP gross margin for the third quarter was 53.2 percent; operating margin was 18.1 percent.

In addition to its GAAP results, the company provided non-GAAP financial measures that exclude stock-based compensation expenses, certain charges, gains and expenses related to acquisitions and strategic investments, non-cash interest income, the tax effects of these items, and a one-time tax-related charge incurred in 2012. Non-GAAP net income for the third quarter of 2013 was $21.8 million or $0.71 per diluted share, compared with $0.61 per diluted share in the prior quarter and $0.49 per diluted share in the third quarter of 2012. Non-GAAP gross margin for the third quarter was 54.2 percent; non-GAAP operating margin was 24.6 percent.

Commented Balu Balakrishnan, president and CEO of Power Integrations: “Our third-quarter results featured record revenues, with sequential growth across all four end-market categories. Compared to a year ago, sales were up 18 percent, with all four end markets contributing double-digit growth. We also reported record earnings and strong cash flow in the third quarter, fueled by the continued expansion of our gross-profit margins.

“Our fourth-quarter revenues are likely to be modestly lower compared to the third quarter due primarily to seasonal trends. Nevertheless, we are on pace for a double-digit revenue increase in 2013, substantially ahead of the growth rate of the overall analog semiconductor industry. We believe we are well positioned for further growth as we continue to increase our penetration across the broader power supply market while aggressively pursuing emerging opportunities in areas like LED lighting, rapid charging and high power.”

Additional Highlights

  Cash flow from operations in the third quarter was $29.0 million; cash and investments increased by $35.1 million from the end of the prior quarter to a total of $180.2 million.
  The company paid a dividend of $0.08 per share on September 30, 2013. The next dividend of $0.08 per share is to be paid on December 31, 2013 to stockholders of record as of November 29, 2013. The company’s board of directors has declared an increase in the quarterly dividend payout to $0.10 per share beginning in the first quarter of 2014.
  Power Integrations received 24 U.S. patents and 37 non-U.S. patents during the quarter and had a total of 586 U.S. patents and 474 non-U.S. patents as of September 30, 2013.

Financial Outlook

The company issued the following forecast for the fourth quarter of 2013:

  Fourth-quarter revenues are expected to be between $86 million and $92 million.
  Non-GAAP gross margin is expected to be approximately 54.5 percent. (Excludes from cost of revenues approximately $0.6 million of amortization of acquisition-related intangible assets and $0.3 million of stock-based compensation.) GAAP gross margin is expected to be approximately 53.5 percent.
  Non-GAAP operating expenses are expected to be between $28 million and $28.5 million. (Excludes from GAAP operating expenses approximately $4 million of stock-based compensation expenses and $1 million of amortization expense for acquisition-related intangible assets.) GAAP operating expenses are expected to be between $33 million and $33.5 million.

Conference Call Today at 1:45 p.m. Pacific Time

Power Integrations management will hold a conference call today at 1:45 p.m. Pacific time. Members of the investment community can join the call by dialing 1-877-317-6789 from within the United States or 1-412-317-6789 from outside the U.S. The call will be available via a live and archived webcast on the investor section of the company's website, http://investors.powerint.com.

About Power Integrations

Power Integrations, Inc., is a Silicon Valley-based supplier of high-performance electronic components used in high-voltage power-conversion systems. The company’s integrated circuits and diodes enable compact, energy-efficient AC-DC power supplies for a vast range of electronic products including mobile devices, TVs, PCs, appliances, smart utility meters and LED lights. CONCEPT IGBT drivers enhance the efficiency, reliability and cost of high-power applications such as industrial motor drives, solar and wind energy systems, electric vehicles and high-voltage DC transmission. Since its introduction in 1998, Power Integrations’ EcoSmart® energy-efficiency technology has prevented billions of dollars’ worth of energy waste and millions of tons of carbon emissions. Reflecting the environmental benefits of the company’s products, Power Integrations’ stock is included in the NASDAQ® Clean Edge® Green Energy Index, The Cleantech Index®, and the Ardour Global IndexSM. For more information, including design-support tools and resources, please visit www.powerint.com; visit Power Integrations’ Green Room for a comprehensive guide to energy-efficiency standards around the world.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recorded under Accounting Standard Codification 718-10, acquisition-related expenses, amortization of acquisition-related intangible assets and the fair-value write-up of acquired inventory, certain charges and gains associated with strategic investments, non-cash interest income, the tax effects of the above items, and a one-time tax related charge incurred in the second quarter of 2012. The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends, and to facilitate comparability with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix, and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations’ industry, may calculate non-GAAP measures differently, limiting their usefulness as comparative measures.

Note Regarding Forward-Looking Statements

The statements in this press release in Mr. Balakrishnan’s quote and under the caption “Financial Outlook” relating to the company’s projected fourth-quarter financial performance are forward-looking statements reflecting management's current expectations and beliefs. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt change. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: changes in global macroeconomic conditions, which may impact the level of demand for the company’s products; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the effects of competition, which may cause the company to decrease its selling prices for its products; the outcome and cost of patent litigation, which may affect sales of the company’s products or could result in higher expenses and charges than currently expected; unforeseen costs and expenses; unfavorable fluctuations in component costs resulting from changes in commodity prices and/or the exchange rate between the U.S. dollar and the Japanese yen; and the challenges inherent in integrating and forecasting the performance of acquired businesses. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors that may cause actual results to differ are more fully explained under the caption “Risk Factors” in the company's most recent Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (SEC) on August 1, 2013. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by the rules and regulations of the SEC.

Power Integrations, EcoSmart and the Power Integrations logo are trademarks or registered trademarks of Power Integrations, Inc. All other trademarks are property of their respective owners.

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts)

	Three Months Ended			Nine Months Ended
	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
NET REVENUES	$91,715	$87,922	$78,045	$256,677	$226,200

COST OF REVENUES	42,941	41,715	39,294	121,832	115,101

GROSS PROFIT	48,774	46,207	38,751	134,845	111,099

OPERATING EXPENSES:
Research and development	12,984	13,489	11,428	38,745	34,134
Sales and marketing	10,091	10,242	9,206	29,992	25,736
General and administrative	7,984	8,066	7,912	23,784	21,203
Amortization of acquisition-related intangible assets	1,121	1,122	1,123	3,365	1,908
Charge related to SemiSouth	-	-	25,300	-	25,300
Acquisition expenses	-	-	29	-	931
Total operating expenses	32,180	32,919	54,998	95,886	109,212

INCOME (LOSS) FROM OPERATIONS	16,594	13,288	(16,247)	38,959	1,887

Non-cash interest income	-	-	665	-	1,445
Cost of acquisition-related currency option	-	-	-	-	(635)
Gain (charge) related to SemiSouth	-	497	(33,937)	497	(33,937)
Other income (expense), net	82	68	172	367	837

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	16,676	13,853	(49,347)	39,823	(30,403)

PROVISION (BENEFIT) FOR INCOME TAXES	22	181	(4,941)	(1,406)	13,718

NET INCOME (LOSS)	$16,654	$13,672	$(44,406)	$41,229	$(44,121)

EARNINGS (LOSS) PER SHARE:
Basic	$0.56	$0.47	$(1.54)	$1.41	$(1.54)
Diluted	$0.54	$0.45	$(1.54)	$1.36	$(1.54)

SHARES USED IN PER-SHARE CALCULATION:
Basic	29,762	29,178	28,908	29,235	28,586
Diluted	30,652	30,158	28,908	30,237	28,586

SUPPLEMENTAL INFORMATION:

Stock-based compensation expenses included in:
Cost of revenues	$296	$264	$271	$824	$772
Research and development	1,485	1,640	1,467	4,231	4,154
Sales and marketing	964	795	940	2,588	2,433
General and administrative	1,446	1,629	1,169	4,512	3,161
Total stock-based compensation expense	$4,191	$4,328	$3,847	$12,155	$10,520

Cost of revenues includes:
Amortization of write-up of acquired inventory	$-	$-	$1,597	$-	$2,813
Amortization of acquisition-related intangible assets	$645	$645	$645	$1,935	$1,189

Operating expenses include:
Patent-litigation expenses	$1,667	$807	$1,885	$3,873	$4,590

REVENUE MIX BY END MARKET
Communications	21%	21%	23%	21%	25%
Computer	10%	10%	10%	10%	11%
Consumer	34%	34%	36%	35%	37%
Industrial	35%	35%	31%	34%	27%

POWER INTEGRATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
(in thousands, except per-share amounts)

		Three Months Ended			Nine Months Ended
		September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
	RECONCILIATION OF GROSS PROFIT
	GAAP gross profit	$48,774	$46,207	$38,751	$134,845	$111,099
	GAAP gross profit margin	53.2%	52.6%	49.7%	52.5%	49.1%

	Stock-based compensation included in cost of revenues	296	264	271	824	772
	Amortization of write-up of acquired inventory	-	-	1,597	-	2,813
	Amortization of acquisition-related intangible assets	645	645	645	1,935	1,189

	Non-GAAP gross profit	$49,715	$47,116	$41,264	$137,604	$115,873
	Non-GAAP gross profit margin	54.2%	53.6%	52.9%	53.6%	51.2%

	RECONCILIATION OF OPERATING EXPENSES
	GAAP operating expenses	$32,180	$32,919	$54,998	$95,886	$109,212

Less:	Stock-based compensation expense included in operating expenses
	Research and development	1,485	1,640	1,467	4,231	4,154
	Sales and marketing	964	795	940	2,588	2,433
	General and administrative	1,446	1,629	1,169	4,512	3,161
	Total	3,895	4,064	3,576	11,331	9,748

	Acquisition expenses	-	-	29	-	931

	Amortization of acquisition-related intangible assets	1,121	1,122	1,123	3,365	1,908

	Charge related to SemiSouth	-	-	25,300	-	25,300

	Non-GAAP operating expenses	$27,164	$27,733	$24,970	$81,190	$71,325

	RECONCILIATION OF INCOME FROM OPERATIONS
	GAAP income (loss) from operations	$16,594	$13,288	$(16,247)	$38,959	$1,887
	GAAP operating margin	18.1%	15.1%	-20.8%	15.2%	0.8%

Add:	Total stock-based compensation	4,191	4,328	3,847	12,155	10,520
	Amortization of write-up of acquired inventory	-	-	1,597	-	2,813
	Amortization of acquisition-related intangible assets	1,766	1,767	1,768	5,300	3,097
	Charge related to SemiSouth	-	-	25,300	-	25,300
	Acquisition expenses	-	-	29	-	931

	Non-GAAP income from operations	$22,551	$19,383	$16,294	$56,414	$44,548
	Non-GAAP operating margin	24.6%	22.0%	20.9%	22.0%	19.7%

	RECONCILIATION OF PROVISION FOR INCOME TAXES
	GAAP provision (benefit) for income taxes	$22	$181	$(4,941)	$(1,406)	$13,718
	GAAP effective tax rate	0.1%	1.3%	10.0%	-3.5%	-45.1%

	One-time charge associated with tax settlement	-	-	-	-	15,749
	Tax effect of other adjustments to GAAP results	(776)	(802)	(6,873)	(3,873)	(7,582)

	Non-GAAP provision for income taxes	$798	$983	$1,932	$2,467	$5,551
	Non-GAAP effective tax rate	3.5%	5.1%	11.7%	4.3%	12.2%

	RECONCILIATION OF NET INCOME (LOSS) PER SHARE (DILUTED)
	GAAP net income (loss)	$16,654	$13,672	$(44,406)	$41,229	$(44,121)

	Adjustments to GAAP net income (loss)
	Stock-based compensation	4,191	4,328	3,847	12,155	10,520
	Amortization of write-up of acquired inventory	-	-	1,597	-	2,813
	Amortization of acquisition-related intangible assets	1,766	1,767	1,768	5,300	3,097
	Acquisition expenses	-	-	29	-	931
	Non-cash interest income	-	-	(665)	-	(1,445)
	Cost of acquisition-related currency option	-	-	-	-	635
	One-time charge associated with tax settlement	-	-	-	-	15,749
	Charge (gain) related to SemiSouth	-	(497)	59,237	(497)	59,237
	Tax effect of items excluded from non-GAAP results	(776)	(802)	(6,873)	(3,873)	(7,582)

	Non-GAAP net income	$21,835	$18,468	$14,534	$54,314	$39,834

	Average shares outstanding for calculation of non-GAAP income per share (diluted)	30,652	30,158	29,809	30,237	29,740

	Non-GAAP net income per share (diluted)	$0.71	$0.61	$0.49	$1.80	$1.34

	GAAP income (loss) per share	$0.54	$0.45	$(1.54)	$1.36	$(1.54)

POWER INTEGRATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30, 2013	June 30, 2013	December 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$78,118	$85,426	$63,394
Short-term marketable securities	102,051	59,630	31,766
Accounts receivable	15,101	15,772	7,326
Inventories	40,212	43,199	44,625
Deferred tax assets	344	344	352
Prepaid expenses and other current assets	15,557	12,097	17,401
Total current assets	251,383	216,468	164,864

PROPERTY AND EQUIPMENT, net	90,217	89,743	89,724
INTANGIBLE ASSETS, net	42,212	44,054	47,738
GOODWILL	80,599	80,599	80,599
DEFERRED TAX ASSETS	15,263	14,425	11,532
OTHER ASSETS	3,965	4,608	4,673
Total assets	$483,639	$449,897	$399,130

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$20,267	$21,347	$16,452
Accrued payroll and related expenses	8,157	7,681	6,720
Taxes payable	2,128	1,476	1,213
Deferred taxes	885	748	1,193
Deferred income on sales to distributors	16,861	15,035	11,550
Other accrued liabilities	2,661	2,650	3,439
Total current liabilities	50,959	48,937	40,567

LONG-TERM LIABILITIES
Income taxes payable	8,916	8,665	7,937
Deferred taxes	7,404	7,646	8,179
Pension liability	1,456	1,366	1,398
Total liabilities	68,735	66,614	58,081

STOCKHOLDERS' EQUITY:
Common stock	30	29	28
Additional paid-in capital	215,404	198,375	175,668
Accumulated other comprehensive loss	(358)	(687)	(293)
Retained earnings	199,828	185,566	165,646
Total stockholders' equity	414,904	383,283	341,049
Total liabilities and stockholders' equity	$483,639	$449,897	$399,130

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended			Nine Months Ended
	Sept. 30, 2013	June 30, 2013	Sept. 30, 2012	Sept. 30, 2013	Sept. 30, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$16,654	$13,672	$(44,406)	$41,229	$(44,121)
Adjustments to reconcile net income (loss) to cash provided by operating activities
Depreciation	4,094	3,993	3,799	12,062	11,426
Amortization of intangible assets	1,842	1,842	1,843	5,526	3,322
Loss (gain) on sale of property and equipment	-	17	-	17	(1)
Charge (gain) related to SemiSouth	-	(497)	59,237	(497)	59,237
Stock-based compensation expense	4,191	4,328	3,847	12,155	10,520
Amortization of premium on marketable securities	221	147	171	472	738
Non-cash interest income	-	-	(665)	-	(1,445)
Deferred income taxes	(2,418)	848	(745)	(4,806)	4,089
Increase (decrease) in accounts receivable allowances	26	(133)	35	(127)	21
Excess tax benefit from stock options exercised	-	-	(86)	-	(560)
Tax benefit associated with employee stock plans	-	-	(118)	-	1,413
Change in operating assets and liabilities:
Accounts receivable	646	(901)	6,825	(7,648)	1,489
Inventories	2,938	528	1,626	4,359	15,745
Prepaid expenses and other assets	(3,603)	1,270	(14,169)	1,595	(11,335)
Accounts payable	(505)	625	1,047	2,952	4,842
Taxes payable and other accrued liabilities	3,088	(1,652)	(37,039)	2,608	(28,255)
Deferred income on sales to distributors	1,827	548	(833)	5,311	2,554
Net cash provided by (used in) operating activities	29,001	24,635	(19,631)	75,208	29,679

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,358)	(2,942)	(3,427)	(11,250)	(12,181)
Proceeds from sale of property and equipment	-	36	-	36	2
Proceeds from sale of SemiSouth related assets	-	959	-	959	-
Acquisition	-	-	(2,360)	-	(115,720)
Increase in financing lease receivables	-	-	(37)	-	(420)
Collections of financing lease receivables	-	-	228	-	527
Loan to SemiSouth	-	-	-	-	(18,000)
Purchases of marketable securities	(51,048)	(25,801)	-	(96,271)	-
Proceeds from maturities of marketable securities	8,600	15,350	24,320	25,450	36,788
Net cash provided by (used in) investing activities	(46,806)	(12,398)	18,724	(81,076)	(109,004)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of common stock	12,889	6,044	3,656	27,638	17,977
Payments of dividends to stockholders	(2,392)	(2,344)	(1,448)	(7,046)	(4,301)
Excess tax benefit from stock options exercised	-	-	86	-	560
Net cash provided by financing activities	10,497	3,700	2,294	20,592	14,236

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(7,308)	15,937	1,387	14,724	(65,089)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	85,426	69,489	73,360	63,394	139,836

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$78,118	$85,426	$74,747	$78,118	$74,747

CONTACT:
Power Integrations, Inc.
Joe Shiffler, 408-414-8528
jshiffler@powerint.com